Exhibit h(11)

John Hancock Investment Management Services, LLC 601 Congress Street Boston, MA 02210
December 17, 2009
To the Trustees of:
John Hancock Funds II
601 Congress Street
Boston, MA 02210

Re: Amended and Restated Expense Limitation Agreement and Voluntary Expense Limitation Notice
With reference to the Advisory Agreement dated October 17, 2005, as amended, entered into by and between John Hancock Investment Management Services, LLC (the “Adviser”) and John Hancock Funds II (the “Trust”), on behalf of each series of the Trust (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:
1. The Adviser agrees to waive its management fee for each Fund and, to the extent necessary, bear other expenses, as set forth in the Appendix attached hereto. As noted in the Appendix, certain waivers are voluntary and may be terminated at any time by the Adviser upon notice to the Trust.
2. We understand and intend that you will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statement on Form N-1A for the Trust and the Funds with the Securities and Exchange Commission and in accruing each Fund’s expenses for purposes of calculating its net asset value per share and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit you so to rely.
Very truly yours,
JOHN HANCOCK INVESTMENT MANAGEMENT SERVICES, LLC

By:	/s/ Michael Leary
Michael Leary
Vice President

APPENDIX
Short Term Government Income Fund
Core Diversified Growth & Income Portfolio
Core Fundamental Holdings Portfolio
Core Global Diversification Portfolio
— The Adviser contractually agrees to reduce its management fee for the Fund, or if necessary make payment to the Fund, in an amount equal to the amount by which the “ Other Expenses” of the Fund exceed the percentage of average annual net assets (on an annualized basis) of the Fund set forth below. “Other Expenses” means the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business (e) 12b-1 fees, (f) transfer agent fees, (g) blue-sky fees, (h) printing and postage, (i) underlying fund expenses (“acquired fees”) and (j) short dividend. This expense reimbursement will continue in effect until December 31, 2010 and thereafter until terminated by the Adviser on notice to the Trust.

Short Term Government Income Fund	0.08%
Core Diversified Growth & Income Portfolio	0.06%
Core Fundamental Holdings Portfolio	0.06%
Core Global Diversification Portfolio	0.06%

Floating Rate Income Fund
— The Adviser contractually agrees to make payment to each of the following share classes of the Fund in amount equal to the amount by which “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as follows:

Class A	Class B	Class C	Class I
1.20%	1.95%	1.95%	0.85%
“Expenses” means all fund level and class specific operating expenses, excluding (a) taxes, (b) brokerage commissions, (c) interest, (d) underlying fund expenses (“acquired fees”), (e) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (f) fees under any agreement or plan of the Trust dealing with services for shareholders or others with beneficial interests in shares of the Trust and (g) short dividends. This expense reimbursement will continue in effect until December 31, 2010 and thereafter until terminated by the Adviser on notice to the Trust.

Global High Yield Fund
— The Adviser contractually agrees to make payment to each of the following share classes of the Fund in amount equal to the amount by which “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as follows:

Class A	Class I
1.30%	1.00%
“Expenses” means all fund level and class specific operating expenses, excluding (a) taxes, (b) brokerage commissions, (c) interest, (d) underlying fund expenses (“acquired fees”), (e) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (f) fees under any agreement or plan of the Trust dealing with services for shareholders or others with beneficial interests in shares of the Trust and (g) short dividend. This expense reimbursement will continue in effect until October 31, 2010 and thereafter until terminated by the Adviser on notice to the Trust.

Global Fund
International Value Fund
Small Cap Opportunity Fund
Smaller Company Growth Fund
The Adviser contractually agrees to waive its management fee for the Fund in an amount equal to the amount by which the management fee retained by the Adviser after payment of the subadvisory fees for the Fund exceeds 0.45% as a percentage of average annual net assets (on an annualized basis) of the Fund. This expense reimbursement will continue in effect until December 31, 2010 and thereafter until terminated by the Adviser on notice to the Trust.

Lifecycle Portfolios
— The Adviser contractually agrees to make payment to each of the following share classes of each of the Lifecycle Portfolios in an amount equal to the amount by which the “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as set forth in the table below. “Expenses” means all expenses attributable to a class of shares excluding (a) fund level and advisory fees, (b) acquired fees, (c) taxes, (d) brokerage commissions, (e) interest expense, (f) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Portfolio’s business, (g) fees under any agreement or plan of the Trust dealing with services for shareholders or others with beneficial interests in shares of the Trust and (h) short dividend. This expense reimbursement will continue in effect until December 31, 2010 and thereafter until terminated by the Adviser on notice to the Trust.

	Share Class
Portfolio	A	R1	R3	R4	R5	1	I
Lifecycle 2050	0.50%	0.80%	0.70%	0.40%	0.10%	0.05%	0.05%
Lifecycle 2045	0.50%	0.65%	0.55%	0.30%	0.00%	0.05%	0.05%
Lifecycle 2040	0.50%	0.65%	0.55%	0.30%	0.00%	0.05%	0.05%
Lifecycle 2035	0.50%	0.65%	0.60%	0.30%	0.00%	0.05%	0.05%
Lifecycle 2030	0.50%	0.65%	0.60%	0.30%	0.00%	0.05%	0.05%
Lifecycle 2025	0.50%	0.65%	0.60%	0.30%	0.00%	0.05%	0.05%
Lifecycle 2020	0.50%	0.65%	0.60%	0.30%	0.00%	0.05%	0.05%
Lifecycle 2015	0.50%	0.65%	0.60%	0.30%	0.00%	0.05%	0.05%
Lifecycle 2010	0.50%	0.65%	0.60%	0.30%	0.00%	0.05%	0.05%

Lifestyle Portfolios
— The Adviser contractually agrees to make payment to each of the following share classes of each of these five Lifestyle Portfolios in an amount equal to the amount by which the “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as follows:

Class A	Class B	Class C	Class R1	Class R3	Class R4	Class R5
0.59%	1.29%	1.29%	1.04%	0.94%	0.64%	0.34%
“Expenses” means the following expenses attributable to a class of shares a Lifestyle Portfolio: (a) blue sky fees, (b) printing and postage, (c) transfer agent fees, (d) service fees and (e) 12b-1 fees. This expense reimbursement will continue in effect until May 1, 2010 and thereafter until terminated by the Adviser on notice to the Trust.

Multi-Sector Bond Fund
— The Adviser contractually agrees to make payment to each of the following share classes of the Fund in amount equal to the amount by which “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as follows:

Class A	Class I
1.25%	0.95%
“Expenses” means all fund level and class specific operating expenses, excluding (a) taxes, (b) brokerage commissions, (c) interest, (d) underlying fund expenses (“acquired fees”), (e) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (f) fees under any agreement or plan of the Trust dealing with services for shareholders or others with beneficial interests in shares of the Trust and (g) short dividend. This expense reimbursement will continue in effect until October 31, 2010 and thereafter until terminated by the Adviser on notice to the Trust.

Emerging Markets Debt Fund
— The Adviser contractually agrees to make payment to each of the following share classes of the Fund in amount equal to the amount by which “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as follows:

Class A	Class I
1.35%	0.88%
“Expenses” means all fund level and class specific operating expenses, excluding (a) taxes, (b) brokerage commissions, (c) interest, (d) underlying fund expenses (“acquired fees”), (e) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (f) fees under any agreement or plan of the Trust dealing with services for shareholders or others with beneficial interests in shares of the Trust and (g) short dividend. This expense reimbursement will continue in effect until December 31, 2010 and thereafter until terminated by the Adviser on notice to the Trust.

Natural Resources Fund
The Adviser contractually agrees to make payment to each of the following share classes of the Fund in amount equal to the amount by which “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as follows:

Class A	Class I
1.60%	1.30%
“Expenses” means all fund level and class specific operating expenses, excluding (a) taxes, (b) brokerage commissions, (c) interest, (d) acquired fees, (e) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (f) fees under any agreement or plan of the Trust dealing with services for shareholders or others with beneficial interests in shares of the Trust and (g) short dividends. This expense reimbursement will continue in effect until December 31, 2010 and thereafter until terminated by the Adviser on notice to the Trust.

Retirement Distribution Fund
Retirement Rising Distribution Fund
— The Adviser contractually agrees to reduce its management fee for the Fund , or if necessary make payment to the Fund, in an amount equal to the amount by which the “Other Expenses” of the Fund exceed 0.09% as a percentage of average annual net assets of the Fund on an annualized basis. “Other Expenses” means the operating expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust’s business, (e) management fees, (f) 12b-1 fees, (g) transfer agent fees, (h) blue-sky fees, (i) printing and postage, (j) acquired fees , (k) short dividend and (l) advisory fee. This expense reimbursement will continue in effect until May 1, 2010 and thereafter until terminated by the Adviser on notice to the Trust.
— The Adviser contractually agrees to make payments to the Class A shares of the Fund in an amount equal to the amount by which the “Expenses” of such class of shares (up to the amount of the expenses relating solely to the class) exceed 0.35% as a percentage of average annual net assets on an annualized basis attributable to such class. “Expenses” means all expenses of a class of shares but excluding (a) taxes, (b) brokerage commissions, (c) interest, (d) short dividend, (e) acquired fees, (f) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business,(g) fees under any agreement or plan of the Trust dealing with services for shareholders or others with beneficial interests in shares of the Trust and (h) advisory fee. This expense reimbursement will continue in effect until May 1, 2010 and thereafter until terminated by the Adviser on notice to the Trust.

Small Cap Value Fund
The Adviser contractually agrees to make payment to each of the following share classes of the Fund in amount equal to the amount by which “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as follows:

Class NAV	Class 1
1.14%	1.19%
“Expenses” means all fund level and class specific operating expenses, excluding (a) taxes, (b) brokerage commissions, (c) interest, (d) acquired fees, (e) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (f) fees under any agreement or plan of the Trust dealing with services for shareholders or others with beneficial interests in shares of the Trust and (g) short dividends. This expense reimbursement will continue in effect until December 31, 2010 and thereafter until terminated by the Adviser on notice to the Trust.

Strategic Income Opportunities Fund
The Adviser contractually agrees to make payment to each of the following share classes of the Fund in amount equal to the amount by which “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as follows:

Class A	Class C	Class I
1.17%	1.87%	0.90%
“Expenses” means all fund level and class specific operating expenses, excluding (a) taxes, (b) brokerage commissions, (c) interest, (d) acquired fees, (e) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (f) fees under any agreement or plan of the Trust dealing with services for shareholders or others with beneficial interests in shares of the Trust and (g) short dividends. This expense reimbursement will continue in effect until December 31, 2010 and thereafter until terminated by the Adviser on notice to the Trust.

Technical Opportunities Fund
— The Adviser contractually agrees to make payment to each of the Class A and Class I shares of the Fund in amount equal to the amount by which the “Expenses” of the share class exceed 2.05% for Class A shares and 1.55% for Class I shares, each as a percentage of average annual net assets (on an annualized basis) attributable to the class. “Expenses” means all expenses of a class of shares but excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) short dividend, (e) acquired fees, (f) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business and (g) short dividends. This expense reimbursement will continue in effect until July 31, 2010 and thereafter until terminated by the Adviser on notice to the Trust.

T. Rowe Price Subadvised Funds
The Adviser has voluntarily agreed to reduce the management fee for each of the following funds subadvised by T. Rowe Price Associates, Inc. by the amount that the subadvisory fee is reduced for the fund by T. Rowe Price Associates, Inc. pursuant to the Amended and Restated Group Fee Waiver Agreement between John Hancock Investment Management Services, LLC and T. Rowe Price Associates, Inc. dated May 1, 2009.
Blue Chip Growth Fund
Equity-Income Fund
Health Sciences Fund
Mid Value Fund
Real Estate Equity Fund
Science & Technology Fund
Small Company Value Fund
Spectrum Income Fund

Alternative Asset Allocation Fund
The Adviser contractually agrees to reduce its management fee for the Fund, or if necessary make payment to the Fund, in an amount equal to the amount by which the “Other Expenses” of the Fund exceed 0.04% as a percentage of average annual net assets (on an annualized basis) of the Fund. “Other Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business (e) advisory fee, (f) 12b-1 fee, (g) transfer agent fees and service fees, (h) blue-sky fees, (i) printing and postage, (j) acquired fees, (k) fees under any agreement or plan of the Trust dealing with services for shareholders or others with beneficial interests in shares of the Trust and (l) short dividends. This expense reimbursement will continue in effect until December 31, 2010 and thereafter until terminated by the Adviser on notice to the Trust.

Global Agribusiness Fund
Global Infrastructure Fund
Global Timber Fund
The Adviser contractually agrees to make payment to each of the following share classes of the Fund in amount equal to the amount by which “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as follows:

Class A	Class I
1.45%	1.00%
“Expenses” means all fund level and class specific operating expenses, excluding (a) taxes, (b) brokerage commissions, (c) interest, (d) acquired fees, (e) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (f) fees under any agreement or plan of the Trust dealing with services for shareholders or others with beneficial interests in shares of the Trust and (g) short dividends. This expense reimbursement will continue in effect until December 31, 2010 and thereafter until terminated by the Adviser on notice to the Trust.

Lifestyle Portfolios
The Adviser voluntarily agrees to waive its advisory fee for each Lifestyle Portfolio (each a “Fund”) so that the aggregate advisory fee retained by the Adviser with respect to both the Fund and its underlying investments (after payment of subadvisory fees) does not exceed 0.50% of the Fund’s first $7.5 billion of average annual net assets and 0.49% of the Fund’s average annual net assets in excess of $7.5 billion. The Adviser may terminate this voluntary waiver at any time upon notice to the Trust.

Lifecycle Portfolios
The Adviser voluntarily agrees to waive its advisory fee for each Lifecycle Portfolio (each a “Fund”) so that the aggregate advisory fee retained by the Adviser with respect to both the Fund and its underlying investments (after payment of subadvisory fees) does not exceed 0.51% of the Fund’s first $7.5 billion of average annual net assets and 0.50% of the Fund’s average annual net assets in excess of $7.5 billion. The Adviser may terminate this voluntary waiver at any time upon notice to the Trust.

Funds Listed in Attachment A
The Adviser voluntarily agrees to reduce its management fee for the Fund, or if necessary make payment to the Fund, in an amount equal to the amount by which the “Expenses” of the Fund exceed the percentage of average annual net assets (on an annualized basis) of the Fund listed in Attachment A. “Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business (e) advisory fee, (f) 12b-1 fee, (g) transfer agent fees and service fees, (h) blue-sky fees, (i) printing and postage, (j) acquired fees, (k) fees under any agreement or plan of the Trust dealing with services for shareholders or others with beneficial interests in shares of the Trust and (l) short dividend. This voluntary expense reimbursement will continue in effect until terminated at any time by the Adviser on notice to the Trust.